UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 14, 2013

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 1.01    Entry into a Material Definitive Agreement.

VOXX International Corporation (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of May 14, 2013 (the “Second Amendment and Waiver”) by and among the Company, the Domestic Borrowers, the Foreign Borrower, the Guarantors, the Lenders party thereto and Wells Fargo Bank, National Association as administrative agent on behalf of the Lenders under the Credit Agreement dated as of March 14, 2012 (the “Credit Agreement”).

The Second Amendment and Waiver waived certain events of default under Section 7.1(c)(i) and 7.1(c)(ii), amended and restated certain definitions, Sections 5.14(f)(iv), 6.1(k), 6.2, 6.4, 6.5, 8.10(a)(i)(B) and the Exhibit 8.10 of the Credit Agreement.

The above description of the Second Amendment and Waiver does not purport to be a complete statement of the parties' rights and obligations under the Second Amendment and Waiver and is qualified in its entirety by reference to the Second Amendment and Waiver which is filed herewith as Exhibit 10.1.

Item 2.02    Results of Operations and Financial Condition.

On May 14, 2013, Voxx International Corporation (the “Company”) issued a press release announcing its earnings for the quarter and year ended February 28, 2013. A copy of the release is furnished herewith as Exhibit 99.1.

Item 8.01        Other Events.

On May 15, 2013, the Company held a conference call to discuss its financial results for the quarter and year ended February 28, 2013. The Company has prepared a transcript of that conference call, a copy of which is annexed hereto as Exhibit 99.2.

The information furnished under Items 2.02 and 8.01, including Exhibits 99.1 and 99.2, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Credit Agreement and Waiver dated as of May 14, 2013 (filed herewith).

99.1	Press Release, dated May 14, 2013, relating to VOXX International Corporation's earnings release for the quarter and year ended February 28, 2013 (filed herewith).

99.2	Transcript of conference call held on May 15, 2013 at 10:00 am (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: May 16, 2013
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer